EXHIBIT 99.1

HETSCO HOLDINGS, INC. AND SUBSIDIARY

Greenwood, Indiana

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

Hetsco Holdings, Inc. and Subsidiary

Greenwood, Indiana

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Hetsco Holdings, Inc. and subsidiary, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hetsco Holdings, Inc. and subsidiary as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Indianapolis, Indiana

July 16, 2013

HETSCO HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2012

ASSETS
Current assets
Cash	$9,000
Accounts receivable	8,375,582
Other receivables	80,250
Costs and estimated earnings in excess of billings on contracts (Note 10)	163,223
Unbilled accounts receivable	570,396
Inventories	302,338
Prepaid expenses	387,337
Deferred income taxes (Note 9)	25,571

Total current assets	9,913,697
Property and equipment, net (Note 1)	739,389
Other assets
Deposits	100
Financing fees, net of accumulated amortization (Note 1)	72,470
Intangible assets, net (Note 1)	2,156,098
Goodwill (Note 1)	9,481,075

Total other assets	11,709,743

$22,362,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Checks in excess of bank balance	$137,224
Accounts payable—trade	1,242,177
Billings in excess of costs and estimated earnings (Note 10)	1,855,559
Current portion of long-term debt (Note 3)	1,155,926
Note payable—revolving line of credit (Note 2)	500,813
Accrued interest	3,099
Accrued expenses and other liabilities	613,235
Accrued compensation and benefits	304,756
Accrued income taxes	280,826

Total current liabilities	6,093,615
Long-term liabilities
Long-term debt, net of current portion (Note 3)	6,656,822
Fair value of derivative financial instrument (Note 4)	30,976
Deferred income taxes (Note 9)	1,401,113
Other long-term liabilities	2,667

Total long-term liabilities	8,091,578
Total liabilities	14,185,193
Shareholders’ equity
Preferred series A stock, $0.01 par value ($7,278,250 liquidation preference); 1,500 shares authorized and 1,000 shares issued and 987 shares outstanding	10
Common stock, $0.01 par value; 1,500 shares authorized and 1,100 shares issued and 1,048 shares outstanding	11
Additional paid in capital	7,553,386
Retained earnings	624,230
Treasury stock, at par, 76 shares	(1)

8,177,636

$22,362,829

See accompanying notes to consolidated financial statements.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

Year ended December 31, 2012

Net sales	$25,833,958
Cost of sales	16,668,833

Gross margin	9,165,125
Operating expenses
General and administrative expenses	4,488,549
Monitoring fees (Note 8)	287,738
Bad debt expense	12,023

4,788,310

Operating income	4,376,815
Other (income) expense
Interest expense	213,117
Unrealized gain on derivative financial instrument (Note 4)	(9,827)

203,290

Income before taxes	4,173,525
Income tax expense	1,570,135

Net income	$2,603,390

See accompanying notes to consolidated financial statements.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

Year ended December 31, 2012

	Number of Shares of Preferred Series A Stock	Preferred Series A Stock	Number of Common Stock Shares	Common Stock	Additional Paid in Capital	Number of Treasury Stock Shares	Treasury Stock	Retained Earnings	Total Shareholders’ Equity
Balances, December 31, 2011	1,000	$10	1,111	$11	$7,550,338	(76)	$(1)	$1,600,182	$9,150,540
Distributions	—	—	—	—	—	—	—	(3,579,342)	(3,579,342)
Stock-based compensation	—	—	—	—	3,048	—	—	—	3,048
Net income	—	—	—	—	—	—	—	2,603,390	2,603,390

Balances, December 31, 2012	1,000	$10	1,111	$11	$7,553,386	(76)	$(1)	$624,230	$8,177,636

See accompanying notes to consolidated financial statements.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2012

Cash flows from operating activities
Net income	$2,603,390
Adjustments to reconcile net income to net cash from operating activities
Deferred tax expense	185,419
Depreciation and amortization	333,314
Unrealized gain on derivative financial instrument	(9,827)
Stock-based compensation expense	3,048
Changes in assets and liabilities
Accounts receivable	(4,811,293)
Other receivables	(64,765)
Costs and estimated earnings in excess of billings	(4,043)
Unbilled accounts receivable	497,281
Inventories	(30,638)
Other current assets	(80,335)
Other long-term assets	17,500
Checks in excess of bank balance	54,215
Accounts payable	693,179
Billings in excess of costs and estimated earnings	1,846,073
Accrued liabilities and income tax	491,445
Other long-term liabilities	2,667

Net cash from operating activities	1,726,630
Cash flows from investing activities
Property and equipment purchased	(480,143)
Proceeds from sale of property, plant and equipment	28,082

Net cash from investing activities	(452,061)
Cash flows from financing activities
Payments on long-term borrowings	(1,106,863)
Borrowings on note payable—revolving line of credit	23,180,000
Payments on note payable—revolving line of credit	(23,772,970)
Payments on capital lease obligations	(3,803)
Proceeds from long-term borrowings	6,000,000
Payment of deferred financing costs	(63,433)
Distributions	(5,500,000)

Net cash from financing activities	(1,267,069)
Increase in cash	7,500
Cash at beginning of year	1,500

Cash at end of year	$9,000

Cash paid during the year for:
Interest paid	$212,919

Income taxes paid	$975,599

Supplemental disclosure of noncash investing and financing activities:
During 2012, the Company purchased $56,392 of fixed assets that were capitalized under capital lease obligations.
During 2012, the Company recorded accrued but unpaid Preferred Series A Stock dividends of $15,952.

See accompanying notes to consolidated financial statements.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Business Activity: Hetsco Holdings, Inc. and its wholly-owned subsidiary (the “Company”) is a leading independent provider of field repair for brazed aluminum plate-fin heat exchangers, specialized welding/maintenance and safety services for industrial gas processing, chemical and power generation facilities. The Company provides its services on a global basis to the world’s largest industrial gas and petrochemical companies. The Company also offers process equipment fabrication and provides its customers with construction and relocation services for industrial air separation facilities. Additionally, the Company provides safety, oversight and confined space monitoring, as well as inspection and testing of cryogenic process equipment.

Basis of Presentation and Principles of Consolidation: On April 30, 2013, Global Power Equipment Group (a publicly traded company) entered into a Stock Purchase Agreement to acquire the issued and outstanding shares of capital stock of the Company. The consolidated financial statements were not previously filed with the Securities and Exchange Commission (“SEC”) and have been prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the SEC. The consolidated financial statements include the accounts of Hetsco Holdings, Inc. and its wholly owned subsidiary, Hetsco, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Credit Risk Concentration: The Company grants unsecured credit to its customers throughout the world. At December 31, 2012, three customers, Air Products, Praxair and Westlake Chemical accounted for 61% of sales and four customers, Air Products, Praxair, Exxon Mobil and Westlake Chemical, accounted for 76% of accounts receivable.

Occasionally, the Company has deposits at a financial institution in amounts that may be in excess of federally insured limits.

Receivables and Credit Policies: Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 15 to 90 days from the invoice date.

Accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices dated over 90 days old are considered delinquent.

Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances which are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Management has not recorded an allowance for doubtful accounts at December 31, 2012, as they believe all amounts to be collectible or potential losses are immaterial.

Inventories: Inventories that consist of aluminum and stainless steel fittings and rolled shells are stated at the lower of average cost, determined on the first-in, first-out (FIFO) method, or market.

Revenue and Cost Recognition: Revenue on short term and long term contracts are recognized on the percentage of completion basis, measured by the cost to cost method. This method is used because management considers contract costs to be the best available estimate of progress on these contracts. Because of the inherent uncertainties in estimating cost and final contract revenue being subject to customer approval, it is at least reasonably possible that the Company’s estimates of cost and revenue may significantly change in the near term. The majority of contracts are short-term.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contract costs include all direct material and labor costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability are recognized in the period in which the revisions are determined.

Property and Equipment: Property and equipment are recorded on the basis of cost and include expenditures for new assets and expenditures that substantially increase the useful lives of existing assets. Expenditures in the nature of normal repair and maintenance are charged to operations as incurred.

Property and equipment consists of the following:

2012
Land and building improvements	$76,390
Machinery and equipment	619,494
Vehicles	457,683
Office furniture and equipment	204,046

Total property and equipment	1,357,613
Accumulated depreciation	(618,224)

Property and equipment, net	$739,389

The following property and equipment included above pertain to capital leases:

2012
Machinery and equipment	$50,393
Accumulated depreciation	(1,680)

Assets under capital lease, net	$48,713

Depreciation expense was $170,705 for the year ended December 31, 2012 and is included in general and administrative expenses. Depreciation of property and equipment is provided by the straight-line method over their applicable estimated useful lives, ranging from two to ten years.

Fair Value of Financial Instruments: Fair values of cash, accounts receivable and accounts payable approximate the carrying value recorded in the accompanying balance sheets due to the short maturity of these financial instruments. The carrying amount of debt approximates fair value due to either length of maturity or existence of interest rates that approximate prevailing rates. The Company’s interest rate swap agreement is reported at fair value.

The Company determines the fair market values of its derivative contracts based on the fair value hierarchy established in GAAP, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the Company’s own assumptions based on market data and on assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. GAAP describes three Levels within its hierarchy that may be used to measure fair value:

•	Level 1 Inputs: Quoted priced (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 Inputs: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

•	Level 3 Inputs: Unobservable inputs (e.g. a reporting entity’s own data).

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy. The fair value of the Company’s derivative are based upon valuation models using observable market data as of the measurement date (Level 2).

Income Taxes: The provision for income taxes is based on income recognized for financial statement purposes and includes the effects of temporary differences between such income and that recognized for tax return purposes. The Company files a United States federal income tax return. The Company accounts for its income taxes based on the amount of taxes due on its tax returns plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. A valuation allowance, if any, adjusts net deferred tax assets to the amount that is more likely than not to be realized.

The Company follows guidance issued by the FASB with respect to accounting for uncertainty in income taxes. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company records unrecognized tax liability, interest, and penalties related to income tax matters in income tax expense. A reconciliation of the unrecognized tax liability, including penalties and interest, is as follows:

2012
Beginning balance	$—
Increase in unrecognized tax liability positions	2,667

Ending balance	$2,667

The combined amount of accrued interest and penalties related to income tax positions taken and included in accrued expenses and other liabilities at December 31, 2012 was $643. For the year ended December 31, 2012, interest and penalties recorded in income tax expense totaled $643.

The Company is subject to U.S. federal income tax as well as income tax of multiple-state jurisdictions. The Company is no longer subject to examination by U.S. federal taxing authorities for the years before 2009 and for all material state income through 2008. It is reasonably possible that the amount of the unrecognized benefits with respect to the Company’s unrecognized tax positions will increase or decrease in the next 12 months. These changes may be the result of, among other things, state tax settlements under voluntary disclosure agreements.

Financing Fees: Costs incurred in connection with obtaining financing have been capitalized. Deferred costs related to the revolving line of credit are being amortized using the straight-line method over the five year life of the loan. Deferred costs related to the term note are being amortized using the interest method over the five-year life of the loan. The related amortization expense is included in interest expense. Amortization expense was $22,934 for the year ending December 31, 2012 and is recorded as interest expense.

Advertising: The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense for the year ended December 31, 2012 was $6,972.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill: Goodwill results from prior business acquisitions and represents the excess of the purchase price over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. The Company determined that it is more likely than not that the fair value exceeded its carrying value. Accordingly, no impairment was noted for the year ended December 31, 2012.

Intangible Assets: The Company will not amortize certain intangible assets with indefinite lives but will review them for impairment on an annual basis or whenever events or changes in circumstances indicate the carrying values may not be recoverable. Trade name is deemed to have an indefinite life. During 2012, the Company adopted revised guidance related to testing indefinite lived intangible assets for impairment. Based on this adoption, the Company determined that it is more likely than not that the fair value exceeded its carrying value. Accordingly, no impairment was noted for the year ended December 31, 2012. Definite-lived intangibles are amortized using the straight-line method over 20 years for customer relationships and four years for covenant not to compete.

Amortization expense totaled $139,675 for the year ending December 31, 2012. The amortization expense requirement for the next five years is as follows:

Year Ending December 31,
2013	$98,800
2014	98,800
2015	98,800
2016	98,800
2017	98,800
Thereafter	1,062,098

Intangible assets are as follows:

2012
Unamortized intangible:
Trade name	$600,000
Amortized intangible:
Customer relationships, net of accumulated amortization of $419,902	1,556,098
Covenant not to compete, net of accumulated amortization of $327,000	—

$2,156,098

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used. Significant estimates, such as determining the recognition of gross profit under the percentage of completion method of accounting for contracts and the impairment evaluations for goodwill and intangible assets, are particularly subject to change in the near term.

Presentation of Sales Tax: The Company does business in various states throughout the country. Some of those states impose a sales tax on all of the Company’s sales to non-exempt customers. The Company collects that sales tax from customers and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenue and cost of sales.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 1—ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation Expense: We measure and recognize stock-based compensation expense based on estimated fair values of the stock awards on the date of grant. Vesting of stock awards is based on certain performance and service conditions over a five year period. For all awards with graded vesting, we record compensation expense for the entire award on a graded-vesting basis over the requisite service period, net of forfeitures. Stock-based compensation expense is included in general and administrative expenses in the accompanying consolidated statement of income.

We estimate expected forfeitures of stock-based awards at the grant date and recognize compensation cost only for those awards expected to vest. We estimate our forfeiture rate based on several factors including historical forfeiture activity, expected future employee turnover, and other qualitative factors. We ultimately adjust this forfeiture assumption to actual forfeitures.

Subsequent Events: The Company evaluated subsequent events through July 16, 2013, the date the financial statements were available to be issued.

NOTE 2—LINE OF CREDIT

The Company has a revolving line of credit, as amended on December 20, 2012, with a financial institution for the principal sum of up to $4,500,000. The line is limited to 85% of eligible accounts receivable, 70% of unbilled accounts receivable, and 50% of inventory. The loan is secured by all assets of the Company. Interest accrues on the principal sum at a rate per annum equal to the financial institution’s Index Rate plus the applicable margin ranging from 0.50% per annum to 2.0% per annum. The interest rate at December 31, 2012 was 4.75%. The note matures April 30, 2014. The Company had used $500,813 of the line of credit at December 31, 2012. The Company is required to maintain a lock-box arrangement with the bank whereby remittances from the Company’s customers are used to reduce the outstanding revolver balance. In addition, the line of credit agreement contains subjective acceleration provisions. As a result, the revolver balance has been classified as current.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 3—LONG-TERM DEBT AND CAPITAL LEASES

Long-term debt consisted of the following at December 31, 2012:

2012
Term note, as amended on December 20, 2012, payable $92,932 per month, plus interest at a rate per annum equal to LIBOR plus the applicable margin ranging from 3.25% per annum to 4.75% per annum, or 4.46% on December 31, 2012. An additional principal payment ranging from 50 percent to 75 percent of excess cash flow is due April 30 of each year. All unpaid principal and interest is due April 30, 2014. Note is secured by all assets of the Company.	$7,716,684
Note payable with monthly principal payments of $545 including monthly interest payments at a rate of 9.74% through August 2013.	3,297
Note payable with monthly principal payments of $562 including monthly interest payments at a rate of 6.90% through February 2016.	18,834
Capital lease with monthly payments including interest and sales tax of $1,015 through September 2015.	33,673
Capital lease with monthly payments including interest and sales tax of $380 through October 2015.	12,917
Note payable with monthly principal payments of $1,311 including monthly interest payments at a rate of 7.94% through November 2013.	11,964
Note payable with monthly principal payments of $628 including monthly interest payments at a rate of 11.79% through July 2015.	15,379

Total long-term debt	7,812,748
Less current portion	(1,155,926)

$6,656,822

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 3—LONG-TERM DEBT AND CAPITAL LEASES (Continued)

Maturities of long-term debt, including capital leases, are as follows:

Year Ending December 31,
2013	$1,155,926
2014	6,633,684
2015	22,148
2016	990

$7,812,748

The line of credit and term note agreement required the Company to meet certain negative covenants prohibiting or restricting certain transactions and various positive covenants related to certain financial ratios. At December 31, 2012, the Company was in compliance with all of its covenants.

The line of credit, term note and notes payable were paid in full on April 30, 2013 in connection with the sale of the Company. The long-term debt has been classified in the balance sheet based on its original maturity schedule.

Future minimum payments, by year and in aggregate, for the capital leases that are in the table above are as follows:

Year Ending December 31,
2013	$16,733
2014	16,733
2015	13,124

Total minimum lease payments	46,590
Less amount representing interest	—

Present value of future minimum lease payments	46,590
Less current maturities	(16,733)

Long-term portion of capital lease obligation	$29,857

NOTE 4—INTEREST RATE SWAP AGREEMENT

At December 31, 2012, the Company had one interest rate swap agreement that was determined to be significant and was in place to reduce the future impact of changes in interest rates on its variable rate long-term debt. The swap agreement is a contract to exchange the debt obligation’s variable rate interest payments for fixed rate interest payments. The notional amount of the interest rate swap agreement is used to measure interest to be charged and does not represent the amount of exposure of credit loss, but rather the amount exchanged is determined by reference to the notional amount and the other terms of the interest rate swap. The interest charged under the interest rate swap agreement was recognized as an adjustment to interest expense. During the year ended December 31, 2012, the Company recorded $30,245 in interest expense related to this agreement.

The agreement carries a notional amount of $1,500,000, and matures on January 1, 2014. The Company will pay a fixed rate of 2.11% and will receive a floating rate based upon three month LIBOR. The Company’s interest rate swap agreement did not meet all of the required criteria to be designated as a cash flow hedge. As a result, the change in the estimated fair value liability as of December 31, 2012 was recognized as an unrealized loss in the accompanying statements of income and cash flows. Additionally, at December 31, 2012, the Company recorded the fair value of the interest rate swap agreement of $30,976 in long-term liabilities on the accompanying balance sheet. The interest rate swap agreement was settled on April 30, 2013 in connection with the sale of the Company.

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 5—STOCKHOLDERS’ EQUITY

Preferred Stock: The Company had authorized 1,500 shares of preferred stock. Each share of preferred stock had a liquidation preference of $7,375 per share and accrued dividends at an annual rate of $590 per share. Dividends on preferred stock were payable at the discretion of the Company in cash or preferred stock. The preferred stock was (i) not convertible, (ii) not redeemable and (iii) had voting rights equivalent to one share of common stock.

Restricted Stock Agreements: Total stock-based compensation expense during the year ended December 31, 2012 was $3,048. As of December 31, 2012, total unrecognized compensation expense related to all unvested restricted stock awards totaled $2,074, which is expected to be recognized over a weighted-average period of 1.40 years. The following table summarized our unvested restricted stock award activity during the year ended December 31, 2012:

	Number of Shares	Weighted- Average Grant Date Fair Value per Share
Unvested restricted stock at December 31, 2011	20	$249.96
Vested	12	(249.96)

Unvested restricted stock at December 31, 2012	8	$249.97

NOTE 6—RETIREMENT PLAN

The Company has adopted a profit sharing plan that includes a 401(k) option for all full-time employees who have attained the age of 21 and completed one year of service. The plan provides that the Company may make discretionary contributions to the plan. The plan is currently funded.

The expense under the profit sharing plan totaled $209,703 for the year ending December 31, 2012.

NOTE 7—OPERATING LEASES

The Company leases its facilities under separate non-cancelable operating leases. Total lease expense for the year ending December 31, 2012 was $345,497.

Minimum future lease commitments under non-cancelable operating leases are as follows:

Years Ending December 31
2013	$420,334
2014	365,060
2015	262,959
2016	66,273

$1,114,626

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 8—RELATED PARTY TRANSACTIONS

PRV Management, L.P. (PRV) and its affiliates own 98.7% of the Company. The Company is under contractual agreement with PRV to provide monitoring services to the Company. The agreement dated September 3, 2008 calls for an aggregate annual monitoring fee of $150,000 per year, plus out of pocket expenses, payable in equal quarterly installments. The agreement is in effect until the earlier of the twelfth anniversary date of the effective date, the date on which PRV and its affiliates own less than 10% of the number of shares of common stock of the Company, the date of a qualified initial public offering, and such earlier date as mutually agreed by the Company and PRV. The Company incurred $162,738 in monitoring fees, plus out of pocket expenses, for the year ending December 31, 2012. The agreement was canceled on April 30, 2013 in connection with the sale of the Company.

During 2012, the Company was under contractual agreement with an affiliate to provide monitoring services to the Company for a fee totaling $125,000.

On December 20, 2012, the Company distributed $5,500,000 to the owners of the Company.

NOTE 9—INCOME TAXES

Income tax expense consists of the following for the year ending December 31, 2012:

2012
Current:
Federal	$1,230,454
State	154,262

1,384,716

Deferred:
Federal	177,135
State	8,284

185,419

Total income tax expense	$1,570,135

The tax effects of temporary differences which give rise to deferred tax assets (liabilities) at December 31, 2012 are as follows:

	2012
	Current	Long-term
Assets (liabilities)
Depreciation	$—	$(236,150)
Goodwill	—	(615,774)
Accrued bonus	24,411	—
Deferred financing fees	—	4,583
Unrealized loss on derivative	—	11,247
Accrued personal property taxes	1,160	—
Amortization of intangibles	—	(565,019)

Net deferred tax assets (liabilities)	$25,571	$(1,401,113)

HETSCO HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 9—INCOME TAXES (Continued)

The amount of the income tax provision during the year ended December 31, 2012 differs from the statutory federal income tax rate of 34% as follows:

	2012
	Amount	Percent
Tax expenses computed at the U.S. statutory rate	$1,418,999	34.0%
Difference resulting from state income taxes, net of federal income tax benefit	139,333	3.3%
Non-deductible expenses	69,065	1.7%
Foreign tax credit	(57,262)	-1.4%

Total	$1,570,135	37.6%

NOTE 10—CONTRACTS IN PROCESS

Contracts in process at December 31, 2012 reflected in the financial statements are as follows:

2012
Costs and estimated earnings in excess of contract billings	$163,223
Contract billings in excess of costs and estimated earnings	(1,855,559)

Net amount overbilled	$(1,692,336)

Information relative to contracts in process is:
Total contract amounts	$5,783,351

Costs recognized to date	$1,362,237
Estimated earnings to date	147,068

1,509,305
Less related billings and retainages	(3,201,641)

Net amount overbilled	$(1,692,336)

Remaining to be recognized as revenue	$4,274,046

NOTE 11—SUBSEQUENT EVENT

On April 30, 2013, the Company was purchased for $33.3 million in cash, subject to certain adjustments as provided for in the purchase agreement.